                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                               AMENDMENT NO. 2

                                      TO
                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           ILLINOIS POWER FINANCING I
--------------------------------------------------------------------------------
      (Exact name of registrant as specified in its Declaration of Trust)


         DELAWARE                          Applied For
--------------------------------------------------------------------------------
(State of Incorporation                    (I.R.S. Employer
or Organization)                           Identification No.)


c/o      Illinois Power Company
         500 South 27th Street
         Decatur, Illinois                             62525
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)               (Zip Code)

                             ILLINOIS POWER COMPANY
--------------------------------------------------------------------------------
          (Exact name of registrant as specified in its Amended and Restated Certificate of Incorporation)


         ILLINOIS                              37-0344645
-------------------------------------------------------------------------------
(State of Incorporation                        (I.R.S. Employer
or Organization)                               Identification No.)


         500 South 27th Street
         Decatur, Illinois                         62525
-------------------------------------------------------------------------------
(Address of Principal Executive Offices)           (Zip Code)

 If this Form relates to the registration of a class     If this Form relates to the registration of a class
 of debt securities and is effective upon filing         of debt securities and is to become effective
 pursuant to General Instruction A(c)(1), please         simultaneously with the effectiveness of a
 check the following box.   / /                          concurrent registration statement under the
                                                         Securities Act of 1933 pursuant to General
                                                         Instruction A(c)(2), please check the following box.   / /


         Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                   Name of each exchange on which
         to be so registered                   each class to be registered
         -------------------                   ------------------------------

Illinois Power Financing I 8%                  The New York Stock Exchange

Trust Originated Preferred Securities(SM)
("TOPrS(SM)") (and the Guarantee with respect thereto)

         Securities to be registered pursuant to Section 12(g) of the Act:


                                      NONE
       ----------------------------------------------------------------
                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED

                 The securities to be registered hereby are 8% Trust

Originated Preferred Securities(SM) (the "Preferred Securities"), of Illinois Power Financing I, an Illinois business trust. The Preferred Securities represent undivided beneficial interests in the assets of Illinois Power Financing I and are guaranteed by Illinois Power Company ("Illinois Power"), an Illinois corporation, to the extent set forth in the form of the Preferred Securities Guarantee Agreement by Illinois Power to Wilmington Trust Company, as Preferred Guarantee Trustee (the "Guarantee"). The Guarantee is incorporated by reference to Exhibit 4(h) to the Registration Statement on Form S-3 (the "Registration Statement") of Illinois Power Financing I and Illinois Power (Registration Nos. 33-63581 and 33-63581-01) filed with the Securities and Exchange Commission on October 20, 1995. The particular terms of the Preferred Securities and the Guarantee are described in the Prospectus which forms a part of the Registration Statement. The Prospectus and the form of Guarantee are incorporated by reference herein as set forth in Item 2 below. ("Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co., Inc.)

ITEM 2.  EXHIBITS

                 The Preferred Securities described herein are to be registered on the New York Stock Exchange, on which no other securities of Illinois Power Financing I are registered. Accordingly, the following Exhibits required in accordance with Part II to the Instructions as to Exhibits to Form 8-A have been duly filed with the New York Stock Exchange. Each Exhibit was previously filed as indicated with the Securities and Exchange Commission and is incorporated herein by reference.

     EXHIBIT
     NUMBER                                                  DESCRIPTION AND METHOD OF FILING
     -------                                                 --------------------------------
      1(a)        The Prospectus                             Filed as part of the Registration Statement
                                                             of Illinois Power Company and Illinois Power
                                                             Financing I (Reg. Nos. 33-63581 and 33-63581-
                                                             01).

      4(a)        Certificate of Trust of Illinois Power     Filed as Exhibit 4(a) to the Registration
                  Financing I                                Statement of Illinois Power Company and
                                                             Illinois Power Financing I (Reg. Nos. 33-
                                                             63581 and 33-63581-01).

      4(b)        Declaration of Trust of Illinois Power     Filed as Exhibit 4(b) to the Registration
                  Financing I                                Statement of Illinois Power Company and
                                                             Illinois Power Financing I (Reg. Nos. 33-
                                                             63581 and 33-63581-01).

      4(c)        Form of Amended and Restated Declaration   Filed as Exhibit 4(c) to the Registration
                  of Trust of Illinois Power Financing I     Statement of Illinois Power Company and
                                                             Illinois Power Financing I (Reg. Nos. 33-
                                                             63581 and 33-63581-01).

      4(d)        Form of Indenture between Illinois Power   Filed as Exhibit 4(d) to the Registration
                  Company and Wilmington Trust Company, as   Statement of Illinois Power Company and
                  Trustee                                    Illinois Power Financing I (Reg. Nos. 33-
                                                             63581 and 33-63581-01).

      4(e)        Form of Supplemental Indenture to          Filed as Exhibit 4(e) to the Registration
                  Indenture to be used in connection with    Statement of Illinois Power Company and
                  the issuance of Subordinated Debentures    Illinois Power Financing I (Reg. Nos. 33-
                  and Preferred Securities                   63581 and 33-63581-01).

      4(f)        Form of Subordinated Debenture             Filed as Exhibit 4(e) to the Registration
                  (contained in the Form of Supplemental     Statement of Illinois Power Company and
                  Indenture)                                 Illinois Power Financing I (Reg. Nos. 33-
                                                             63581 and 33-63581-01).

      4(g)        Form of Guarantee Agreement with respect   Filed as Exhibit 4(h) to the Registration
                  to the Preferred Securities                Statement of Illinois Power Company and
                                                             Illinois Power Financing I (Reg. Nos. 33-
                                                             63581 and 33-63581-01).

      5(a)        Form of Preferred Security (contained in   Filed as Exhibit 4(f) to the Registration
                  the Form of Amended and Restated           Statement of Illinois Power Company and
                  Declaration of Trust of Illinois Power     Illinois Power Financing I (Reg. Nos. 33-
                  Financing I)                               63581 and 33-63581-01).

                                   SIGNATURE

                 Pursuant to the requirements of Section 12 of the Securities Act of 1934, each of the Registrants has duly caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.

                                ILLINOIS POWER FINANCING I



                                By:     Illinois Power Company,
                                        as Sponsor

                                By:     /s/ Cynthia G. Steward
                                        -------------------------------------
                                        Name:    Cynthia G. Steward
                                                 ----------------------------

                                        Title:   Controller
                                                 ----------------------------
                                ILLINOIS POWER COMPANY


                                By:     /s/ Cynthia G. Steward
                                        -------------------------------------


                                        Name:    Cynthia G. Steward
                                                 ----------------------------


                                        Title:   Controller
                                                 ----------------------------




January 22, 1996